Exhibit 99.1

Energous Wireless Power Solutions Reports Third Quarter 2026 Results

– Third Quarter Revenue Increases 167% Year over Year, Continuing Streak of Consecutive Quarterly Growth

–Year-to-Date Revenue Exceeds Full-Year 2025 Results

– Conference Call Today at 4:30 p.m. Eastern Time

SAN JOSE, CA – November 12, 2026 – Energous Corporation d/b/a Energous Wireless Power Solutions (Nasdaq: WATT) (“Energous,” the “Company,” “we,” or “our”), a pioneer in scalable, over-the-air wireless power networks, today announced financial results for the third quarter ended September 30, 2026, reporting revenue of approximately $3.4 million, more than doubling revenue reported for the same prior year period. Revenue for the nine months ended September 30, 2026 was $9.6 million, a 270% increase over the same prior year period, and exceeding the revenue recorded for the full year of 2025. The Company also provided an update on recent events and Company highlights.

“Our third quarter results reflect continued momentum in the commercial adoption of Energous’ technology, with revenue growing significantly year over year and our year-to-date revenue performance already surpassing full-year 2025.” said Mallorie Burak, CEO and CFO of Energous. “We also made meaningful progress in improving gross margins as we continue to scale production to better support customer demand. Looking ahead, we see significant opportunity to build on this momentum as enterprises increasingly recognize the value of continuous, real-time visibility into their operations. By enabling businesses to better understand where their assets are, how they are moving, and what is happening across their environments, we are building the foundation for more intelligent, data-driven decision-making and automation.”

Third Quarter 2026 Financial Results

▪	Revenue for the three and nine months ended September 30, 2026 was approximately $3.4 million and $9.6 million, respectively, versus approximately $1.3 million and $2.6 million, respectively, in the same periods in 2025, a 167% and 270% improvement over the same prior year periods. Third quarter 2026 revenue improved 10% over the second quarter of 2026. Year to date 2026 revenue through September 30 exceeded our full year’s revenue reported for 2025 of $5.6 million, representing a 70% improvement over the prior full year results through the first three quarters of 2026 and nearing a third consecutive year of year-over-year revenue growth.

▪	For the three and nine months ended September 30, 2026, gross profit was $0.5 million and $1.7 million, respectively, representing a 5% and 88% increase versus the same prior year periods. Gross margins were 14% and 17%, respectively, for the three and nine months ended September 30, 2026, reflecting near-term costs associated with ramping production of updated products to fulfill customer demand.

▪	Gross margin improved from 3% in the second quarter of 2026 to 14% for the third quarter of 2026. As our offshore contract manufacturer ramps production, we expect gross margins will continue to show improvement in the fourth quarter and into 2027.

▪	The Company has maintained its quality performance record, with zero product returns for over two years since commercial production of its PowerBridge Pro began in 2024. Ensuring the highest level of product quality remains a key priority for the Company as we work toward widespread adoption of our technology.

▪	GAAP operating expenses for the third quarter of 2026 totaled $3.2 million versus $2.6 million for the same period in 2025.

▪	GAAP net loss and GAAP loss per share were approximately $2.5 million, or $0.45 per basic and diluted share, for the third quarter of 2026, versus the net loss and loss per share of approximately $2.1 million, or $1.31 per basic and diluted share, for the third quarter of 2025.

▪	Non-GAAP operating expenses[1] for the third quarter of 2026 were approximately $2.9 million, increasing from $2.6 million in the same prior year period.

▪	Non-GAAP net loss[1] was approximately $2.1 million for the third quarter of 2026 versus non-GAAP net loss of approximately $2.0 million for the same prior year period. For the nine months ended September 30, 2026, the non-GAAP net loss was $6.5 million versus $7.1 million during the first nine months of 2025.

▪	Approximately $28.8 million in cash and cash equivalents as of September 30, 2026.

Company Highlights and Updates

Scale — Since the PowerBridge transmitter began shipping in 2024 through September 30, 2026, Energous has shipped over 69,500 transmitters, primarily driven by demand for the 2W PowerBridge Pro. The pronounced increase in quarterly shipments beginning in the fourth quarter of 2025 demonstrates the shift from supporting market validation to commercial adoption of the Company’s wireless power network solutions for Ambient IoT.

Regulatory Certification — On July 29, 2026, we announced that we had received FCC certification for the PowerBridge Pro+, advancing commercialization of our end-to-end wireless power solution. The PowerBridge Pro+ combines high-power RF wireless power delivery with integrated BLE gateway functionality in a single infrastructure device, delivering over-the-air power to compatible ambient IoT devices, such as our patented e-Sense battery-free sensor. Integrated with the Energous e-Compass SaaS platform, it enables centralized monitoring, analytics, configuration, and control across enterprise IoT deployments. This significant milestone allows for commercialization of Energous’ end-to-end solution. The press release can be viewed here.

Enterprise Adoption and Market Expansion — Energous continues to advance enterprise opportunities across retail logistics, manufacturing, and cold-chain applications. The Company's strategic focus is on converting existing deployments and pilot programs into broader enterprise rollouts, while expanding use cases around real-time inventory visibility, asset tracking, and condition monitoring.

Next-Generation Sensing Architecture — Energous is advancing its next-generation e-Sense roadmap through ultra-low-power semiconductor technologies and strategic ecosystem partnerships, with the objective of improving battery-free sensor capabilities, economics, and deployment scalability.

e-Compass and Physical Data Intelligence — Energous is expanding its e-Compass platform toward AI-assisted infrastructure management, enterprise APIs, real-time event processing, and trusted physical-data services. These initiatives support the Company's longer-term objective of becoming a foundational infrastructure provider for enterprise Physical AI applications.

Strategic Partnerships and Recurring Revenue — Energous is pursuing deeper integration with enterprise IoT and supply chain software ecosystems, while evaluating additional recurring revenue opportunities through infrastructure management, data services, and advanced analytics.

Webcast and Conference Call Information

A conference call is scheduled for 4:30 p.m. Eastern Time this afternoon, November 12, 2026, to review the third quarter results and provide an update on recent corporate highlights. The call will be via webcast, and interested parties may access the call using this LINK. Information about the call and a webcast replay will be available after the conference call at http://ir.energous.com/.

1 See “Non-GAAP Financial Measures” below for additional information.

About Energous Wireless Power Solutions

Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) is pioneering scalable, over-the-air wireless power networks that enable unprecedented levels of visibility, control, and intelligent business automation. The Company’s wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management—from retail sensors, electronic shelf labels, and asset trackers to air quality monitors, motion detectors, and more. For more information, visit http://www.energous.com/ or follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results, expected company growth, and operational initiatives. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; the loss of a significant customer; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). We use non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP operating expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense, severance expense, expenses from abandoned financing transaction, and change in fair value of warrant liability. Non-GAAP operating expenses exclude depreciation and amortization, stock-based compensation expense, and severance expenses, and expenses from abandoned financing transaction. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

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Contacts:

Investor Relations

IR@energous.com

Media Relations

samantha@griffin360.com

Energous Corporation

CONDENSED BALANCE SHEETS

(Unaudited)

(in thousands)

	As of
	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$28,830	$10,401
Accounts receivable	3,474	2,988
Inventory	4,550	1,509
Prepaid expenses and other current assets	4,855	422
Total current assets	41,709	15,320

Property and equipment, net	517	298
Other assets	429	252
Operating lease right-of-use lease assets	565	872
Total assets	$43,220	$16,742

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,111	$954
Accrued expenses	2,233	2,095
Operating lease liabilities, current portion	563	491
Short-term loan payable	195	88
Deferred revenue	82	27
Total current liabilities	5,184	3,655

Operating lease liabilities, long-term portion	152	589
Total liabilities	5,336	4,244

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	454,993	422,530
Accumulated deficit	(417,110)	(410,033)
Total stockholders’ equity	37,884	12,498
Total liabilities and stockholders’ equity	$43,220	$16,742

Energous Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue, net	$3,400	$1,272	$9,571	$2,590
Cost of net revenue	2,921	814	7,903	1,701
Gross profit	479	458	1,668	889

Operating expenses:
Research and development	1,182	897	3,331	3,189
Sales and marketing	547	499	1,716	1,792
General and administrative	1,511	1,245	4,352	3,426
Severance expense	–	8	69	403
Expenses from abandoned financing transaction	–	–	–	661
Total operating expenses	3,240	2,649	9,468	9,471
Loss from operations	(2,761)	(2,191)	(7,800)	(8,582)

Other income (expense), net:
Change in fair value of warrant liability	–	(10)	–	257
Interest income, net	251	88	723	59
Loss on retirement of fixed asset	–	–	–	(1)
Total other income (expense), net	251	78	723	315

Net loss	$(2,510)	$(2,113)	$(7,077)	$(8,267)

Basic and diluted net loss per common share	$(0.45)	$(1.31)	$(1.42)	$(6.61)

Weighted average shares outstanding, basic and diluted	5,527,072	1,610,246	4,978,691	1,251,192

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss (GAAP)	$(2,510)	$(2,113)	$(7,077)	$(8,267)
Add (subtract) the following items:
Depreciation and amortization	55	25	131	111
Stock-based compensation *	308	40	420	232
Severance expense	-	8	69	403
Expenses from abandoned financing transaction	–	–	–	661
Change in fair value of warrant liability	–	10	–	(257)
Adjusted non-GAAP net loss	$(2,147)	$(2,030)	$(6,457)	$(7,117)

*	Stock-based compensation excludes $16 which is included in severance expense for the nine months ended September 30, 2025.

Total operating expenses (GAAP)	$3,240	$2,649	$9,468	$9,471
Subtract the following items:
Depreciation and amortization *	(54)	(25)	(130)	(111)
Stock-based compensation **	(308)	(40)	(420)	(231)
Severance expense	-	(8)	(69)	(403)
Expenses from abandoned financing transaction	-	–	-	(661)
Adjusted non-GAAP operating expenses	$2,878	$2,576	$8,849	$8,065

*	Depreciation and amortization excludes $1 which is included in cost of net revenue for the three and nine months ended September 30, 2026.
**	Stock-based compensation excludes $16 which is included in severance expense for the nine months ended September 30, 2025.
Stock-based compensation excludes $1 which is included in cost of net revenue for the nine months ended September 30, 2025.

Total research and development expenses (GAAP)	$1,182	$897	$3,331	$3,189
Subtract the following items:
Depreciation and amortization	(52)	(22)	(122)	(104)
Stock-based compensation	(25)	(16)	(58)	(35)
Adjusted non-GAAP research and development expenses	$1,105	$859	$3,151	$3,050

Total sales, marketing, general and administrative expenses (GAAP)	$2,058	$1,744	$6,068	$5,218
Subtract the following items:
Depreciation and amortization	(2)	(3)	(8)	(7)
Stock-based compensation	(283)	(24)	(362)	(196)
Adjusted non-GAAP sales, marketing, general and administrative expenses	$1,773	$1,717	$5,698	$5,015